Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Fiscal 2019 Third Quarter Results
Company Maintains Fiscal Year 2019 Outlook

DOTHAN, AL, August 8, 2019 - Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its third fiscal quarter ended June 30, 2019.

Key Metrics: Fiscal 2019 Third Quarter Compared to Fiscal 2018 Third Quarter

•	Revenue was $227.3 million, up 16.5%

•	Gross profit was $38.1 million, up 29.3%

•	Net income was $17.2 million, up 28.3%

•	Adjusted EBITDA (1) was $31.3 million, up 37.9%

Charles E. Owens, the Company’s President and Chief Executive Officer, stated, “Third quarter growth was fueled by strong operational performance and effective project execution by our workforce throughout our markets. Consistent with our historical experience, we were able to efficiently utilize our hot mix asphalt plants and equipment during the third quarter due to favorable working conditions, which contributed to higher profitability in the quarter.”

“Project backlog at June 30, 2019 was $581.1 million. We are pleased with our backlog at quarter-end and with the opportunities available for bid in the remainder of our fiscal year and beyond,” continued Owens. “Accordingly, we are maintaining our outlook for fiscal year 2019 with regard to revenue, net income and Adjusted EBITDA.”

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Our proven strategy of sustainable growth continues as our team executes on this strategy. We are pleased with the continued opportunities for growth in our markets and the positive trends that we believe will drive future growth and enhance shareholder value.”

Conference Call

The Company will conduct a conference call on Friday, August 9, 2019 at 10:00 a.m. Central Time to discuss financial and operating results for the fiscal third quarter ended June 30, 2019. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 16, 2019 by calling (201) 612-7415 and using passcode 13691702#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 32 hot mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contacts:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600

- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues	$227,290	$195,075	$545,921	$464,395
Cost of revenues	189,198	165,606	466,900	398,379
Gross profit	38,092	29,469	79,021	66,016
General and administrative expenses	(15,968)	(14,788)	(45,170)	(40,572)
Settlement income	-	-	-	14,803
Gain on sale of equipment, net	58	86	1,085	1,117
Operating income	22,182	14,767	34,936	41,364
Interest expense, net	(615)	(406)	(1,509)	(956)
Other income (expense), net	190	15	296	(45)
Income before provision for income taxes and earnings from investment in joint venture	21,757	14,376	33,723	40,363
Provision for income taxes	4,941	1,409	8,080	5,382
Earnings from investment in joint venture	386	436	925	666
Net income	$17,202	$13,403	$26,568	$35,647

Net income per share attributable to common stockholders:
Basic	$0.33	$0.29	$0.52	$0.82
Diluted	$0.33	$0.29	$0.52	$0.81

Weighted average number of common shares outstanding:
Basic	51,414,619	46,557,785	51,414,619	43,648,309
Diluted	51,422,899	46,988,359	51,414,887	43,932,546

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$59,648	$99,137
Contracts receivable including retainage, net	134,709	120,291
Costs and estimated earnings in excess of billings on uncompleted contracts	14,043	9,334
Inventories	37,069	24,556
Prepaid expenses and other current assets	13,533	14,137
Total current assets	259,002	267,455

Property, plant and equipment, net	201,712	178,692
Goodwill	36,968	32,919
Intangible assets, net	3,091	3,735
Investment in joint venture	384	1,659
Other assets	6,292	10,270
Deferred income taxes, net	1,575	1,580
Total assets	$509,024	$496,310

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,232	$63,510
Billings in excess of costs and estimated earnings on uncompleted contracts	32,344	38,738
Current maturities of debt	14,771	14,773
Accrued expenses and other current liabilities	19,028	17,520
Total current liabilities	131,375	134,541
Long-term liabilities:
Long-term debt, net of current maturities	37,096	48,115
Deferred income taxes, net	8,749	8,890
Other long-term liabilities	5,621	5,295
Total long-term liabilities	51,466	62,300

Total liabilities	182,841	196,841
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2019 and September 30, 2018	-	-
Class A common stock, par value $0.001; 400,000,000 shares authorized, 32,442,545 issued and outstanding at June 30, 2019, and 11,950,000 issued and outstanding at September 30, 2018	32	12
Class B common stock, par value $0.001; 100,000,000 shares authorized, 22,162,369 issued and 19,239,417 outstanding at June 30, 2019, and 42,387,571 issued and 39,464,619 outstanding at September 30, 2018	22	42
Additional paid-in capital	242,639	242,493
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	99,093	72,525
Total stockholders’ equity	326,183	299,469
Total liabilities and stockholders’ equity	$509,024	$496,310

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$26,568	$35,647
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	22,698	17,929
Amortization of deferred debt issuance costs and debt discount	83	60
Provision for bad debt	421	435
Gain on sale of equipment, net	(1,085)	(1,117)
Equity-based compensation expense	146	975
Earnings from investment in joint venture	(925)	(666)
Deferred income taxes	(136)	(1,430)
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	(14,839)	14,055
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,709)	(6,128)
Inventories	(11,992)	(3,335)
Other current assets	604	(9,165)
Other assets	3,978	(12,079)
Accounts payable	1,722	(7,944)
Billings in excess of costs and estimated earnings on uncompleted contracts	(6,394)	2,823
Accrued expenses and other current liabilities	1,497	(6,048)
Other long-term liabilities	326	(352)
Net cash provided by operating activities, net of acquisition	17,963	23,660
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,744)	(33,460)
Proceeds from sale of equipment	2,898	2,889
Business acquisition, net of cash acquired	(8,854)	(51,319)
Acquisition of liquid asphalt terminal assets	(10,848)	-
Investment in joint venture	-	(400)
Distributions from investment in joint venture	2,200	-
Net cash used in investing activities	(46,348)	(82,290)
Cash flows from financing activities:
Repayments on revolving credit facility	-	(5,000)
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	-	21,917
Repayments of long-term debt	(11,104)	(8,665)
Proceeds from initial public offering of Class A common stock, net of offering costs	-	98,009
Proceeds from reissuance of treasury stock	-	5
Net cash (used in) provided by financing activities	(11,104)	106,266
Net change in cash and cash equivalents	(39,489)	47,636
Cash and cash equivalents:
Beginning of period	99,137	27,547
End of period	$59,648	$75,183

Supplemental cash flow information:
Cash paid for interest	$1,998	$1,578
Cash paid for income taxes	$3,232	$12,557
Non-cash items:
Property, plant and equipment financed with accounts payable	$332	$152

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense and (v) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that has not, and is not expected to, recur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2019 and 2018
(unaudited, in thousands, except percentages)

	For the Three Months Ended
	June 30,
	2019	2018
Net income	$17,202	$13,403
Interest expense, net	615	406
Provision for income taxes	4,941	1,409
Depreciation, depletion and amortization of long-lived assets	8,059	6,621
Equity-based compensation expense	146	371
Management fees and expenses (1)	316	468
Adjusted EBITDA	$31,279	$22,678
Revenues	$227,290	$195,075
Adjusted EBITDA Margin	13.8%	11.6%

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.